UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2025, Percy Acquisition LLC (“Buyer”), a subsidiary of FTAI Infrastructure Inc. (the “Company”), entered into a stock purchase agreement (the “Agreement”) with WLE Management Partners, L.P. (“Seller”), pursuant to which, among other things, Buyer will purchase all of the issued and outstanding capital stock of The Wheeling Corporation (“Wheeling”) from Seller, for a base purchase price of $1.05 billion, subject to certain customary adjustments set forth in the Agreement (the “Transaction”). At the closing of the Transaction, the capital stock of Wheeling will be transferred into a voting trust pursuant to rules established by the U.S. Surface Transportation Board (the “STB”). The capital stock of Wheeling held in the voting trust will be released to Buyer upon approval of the Transaction by the STB.

The Agreement contains customary representations, warranties, and covenants by the parties, including, among others, covenants: (1) by Seller regarding the conduct of Wheeling’s business during the period between the execution of the Agreement and closing of the Transaction; (2) by Seller and Wheeling to effect certain corporate restructuring transactions prior to the closing of the Transaction; (3) by Buyer and Seller to obtain the consent of the U.S. Federal Communications Commission for the transfer of control of certain radio license authorizations; (4) by Buyer to obtain, and by Seller to cooperate in, the financing contemplated by the Debt Commitment Letter, the Preferred Equity Commitment Letter and the Equity Commitment Letter (each as defined below); and (5) by Buyer and Seller regarding the efforts of the parties to cause the Transaction to be completed.  In connection with its entry into the Agreement, Buyer also bound a buyer-side representations and warranty insurance policy (the “R&W Insurance Policy”) to cover certain losses arising out of a breach of the representations and warranties of Seller contained in the Agreement. The R&W Insurance Policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The consummation of the Transaction is subject to certain customary closing conditions, including, among others: (1) the absence of any order or applicable law adopted after the date of the Agreement enjoining, prohibiting or rendering illegal the consummation of the Transaction; (2) the absence of any pending legal proceeding commenced by a governmental authority seeking to enjoin, prohibit or render illegal the consummation of the Transaction; (3) the absence of a written notice from the STB that it disapproves of placing the capital stock of Wheeling into a voting trust pending receipt of approval from the STB of the Transaction; (4) the accuracy of each party’s representations and warranties contained in the Agreement (subject to certain materiality qualifiers); and (5) each party’s performance and compliance in all material respects with their respective obligations and covenants under the Purchase Agreement. Buyer intends to obtain third-party preferred equity and debt financing to fund the purchase price and has received customary preferred equity and bridge financing commitment letters; however, Buyer’s receipt of such financing is not a condition to closing of the Transaction.

The Agreement is terminable at any time prior to closing by mutual written consent of the parties and in the following circumstances: (1) by either party if the closing has not occurred before the 90th day after the date of the Agreement; (2) by either party if any court or governmental authority takes any action enjoining, prohibiting or rendering illegal the consummation the Transaction and such action has become final and non-appealable; (3) by either party if the other party is in material breach of a covenant, representation or warranty that results in the failure of a closing condition, subject to customary conditions and cure rights; (4) by Seller if, following the 14-day marketing period following the execution of the Agreement, (a) all required closing conditions have been met, (b) Buyer fails to close by the scheduled date and (c) upon such failure, Seller confirms in writing that all conditions are satisfied or waived and that Seller is prepared to close, and (d) Buyer does not close within five business days of receipt of such notice.

In connection with the Agreement, the Company entered into (1) a debt commitment letter, dated as of August 6, 2025 (the “Debt Commitment Letter”), with Barclays Bank PLC, Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch, which provides for a commitment by certain bridge lenders, subject to conditions customary for transactions of this type, to provide up to $1.25 billion of loans under a 364-day bridge term loan facility to fund a portion of the Transaction and the refinancing of the Company’s existing 10.50% Senior Notes due 2027 and Series A Preferred Stock, (2) an equity commitment letter with Ares Management LLC, acting on behalf of one or more affiliated or managed funds, investment vehicles or accounts ("Ares"), dated as of August 6, 2025 (the “Preferred Equity Commitment Letter”), subject to conditions customary for transactions of this type, pursuant to which Ares committed to purchase  $1 billion of preferred stock to be issued by a newly formed holding company that will own Wheeling and the Company’s existing freight railroad holding company, Transtar, to fund a portion of the Transaction and (3) an equity commitment letter, dated as of August 6, 2025 (the “Equity Commitment Letter”), pursuant to which the Company has committed to provide, or cause to be provided, to Buyer an aggregate amount of cash for Buyer to fund all payments required in connection with the closing of the Transaction pursuant to the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Buyer, Wheeling or Seller. The representations, warranties and covenants in the Agreement were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in any schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, Wheeling or Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (1) conditions to the closing of the proposed transactions may not be satisfied; (2) the timing of completion of the proposed transactions is uncertain; (3) events, changes or other circumstances could occur that could give rise to the termination of transactions; (4) the Company’s ability to integrate Wheeling with its existing assets and operations and to realize anticipated cost savings and other efficiencies and benefits; (5) risks related to disruption of management’s attention from the ongoing business operations of the Company or Transtar due to the proposed transactions, (6) loss of key employees or customers following the acquisition, including the failure to retain Wheeling’s management team and (7) estimated synergies between Wheeling and Transtar as well as estimated purchase price accounting impacts, being estimated and materially different from actual results. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, FIP cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review FIP’s filings with the SEC, including, but not limited to, FIP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated as of August 6, 2025, between Percy Acquisition LLC and WLE Management Partners, L.P.
99.1	Press Release, dated August 6, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)
*
The registrant has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2025	FTAI Infrastructure Inc.
	By:	/s/ Kenneth J. Nicholson
Kenneth J. Nicholson
Chief Executive Officer and President